Registration No.
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

                  ACETO CORPORATION
(Exact Name of Registrant as Specified in its Charter)
         New York                      11-1720520
(State or Other Jurisdiction of     (I.R.S. Employer
Incorporation or Organization)     Identification Number)

      One Hollow Lane
      Lake Success, New York 11042-1215 (516) 627-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

ACETO CORPORATION 1998 OMNIBUS EQUITY AWARD PLAN
(Full Title of the Plan)

LEONARD SCHWARTZ, Chairman
ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215
(516) 627-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copy to:
SAMUEL I. HENDLER, Esq.
1983 Marcus Avenue-Suite 121
Lake Success, New York  11042-1016
(516) 616-1850

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered:  Common Stock $.01 per share
Amount To Be Registered:  500,000 shares
Proposed Maximum Offering Price Per Share (1):  $11.00
Proposed Maximum Aggregate Offering Price (1):  $5,500,000
Amount Of Registration Fee:  $1,529.00
(1) Estimated solely for the purpose of calculating the registration fee, based on the closing price ($11.00) of the Registrant's Common Stock in the over-the counter market on November 8, 1999.

Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also constitutes a Post-Effective Amendment to the Registration Statement on Form S-8 (Registration Statement No. 33-38679) of the Registrant.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. (1)

Item 2. Registrant Information and Employee Plan Annual Information. (1)

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the "Note" to Part I of Form S-8.


Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") by Aceto Corporation ("Aceto") are incorporated by reference in this Registration Statement:

Annual Report on Form 10-K for the fiscal year ended June 30, 1998.
Annual Report on Form 10-K for the fiscal year ended June 30, 1999.
Definitive Proxy Statement filed by Aceto pursuant to Section 14 of the Securities Exchange Act ("Exchange Act") in connection with the annual meeting of stockholders held on December 10, 1998.

The description of Aceto's Common Stock set forth under the heading "Description Capital Stock" in Aceto's registration statement on Form S-1 (Registration No 2-18989) filed pursuant to the Securities Act with the Commission on January 17, 1962, including amendments thereto.

All documents subsequently filed by Aceto pursuant to Section 13 of the Exchange Act and any definitive proxy statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                           Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                            Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 12 of Article II of Aceto's By-Laws reads in its entirety as follows:

"The Corporation shall indemnify any person, made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director, officer, or employee is adjudged to have breached his duty to the Corporation. The Corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director, officer, or employee of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director, officer, or employee of the Corporation, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director, officer, or employee acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled. The Corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of sections 722 and 717 of the Business Corporation Law."

The New York Legislature in July 1987 added Section 402 (b) to the Business Corporation Law which permits New York corporations, with shareholder approval, to amend their certificates of incorporation in order to eliminate the personal liability of directors to a corporation and its stockholders for monetary damages arising from breaches of the directors' duty of care. However, Section 402 (b) does not permit elimination of the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (ii) that his action involved (a) an improper declaration of any dividend or other distribution, (b) an improper redemption by the corporation of its own shares,
(c) the distribution of assets to shareholders after dissolution, without paying or adequately providing for, with certain exceptions, known liabilities of the Corporation, or (d) the making of an improper loan to a director.
Section 402 (b) does not authorize any limitation on the ability of a corporation or its shareholders to obtain injunctive relief, specific performance or other equitable remedies, and would not apply to acts or omissions which occurred prior to the filing of an amendment to the corporation's certificate of incorporation containing the elimination of directors' liability.

At the Annual Meeting of Aceto's stockholders held on December 10, 1987, the stockholders approved a new subparagraph (f) to Article SEVENTH of Aceto's Restated Certificate of Incorporation. The following is the text of the new subparagraph (f) of Article SEVENTH of the Company's Restated Certificate of Incorporation; approved at said meeting:

"The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented."

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Additionally, Aceto maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

                           Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

3(i)  Restated Certificate of Incorporation (incorporated by reference to
Exhibit 4(a)(iii) to Registration Statement No. 2-70623 on Form S-8) (S-8 2-70623) and incorporated herein by reference.

3(ii) Certificate of Amendment dated November 21, 1985 to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(ii) to Aceto's Annual Report on Form 10-K for the fiscal year ended June 30, 1986) and incorporated herein by reference.

3(iii) (c) By-laws currently in effect (incorporated by reference to Exhibit 3(iii) c to Aceto's Annual Report on Form 10-K for the fiscal year ended June 30, 1998) (1998 10-K) and incorporated herein by reference.

4.1   Aceto Corporation 1998 Omnibus Equity Award Plan as amended. *

5    Opinion of Samuel I. Hendler*

24(a) Consent of KPMG LLP*

24(b)  Consent of Samuel I. Hendler (Included in Exhibit 5) *

* Filed herewith.


Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

To include any prospectus required by Section 10(a)(3) of the Securities Act;

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Aceto pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement;

That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of Aceto's annual report pursuant to Section 13 or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Aceto pursuant to the foregoing provisions, or otherwise, Aceto has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Aceto of expenses incurred or paid by a director, officer or controlling person of Aceto in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of Aceto in connection with the securities being registered, Aceto will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets of all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned duly authorized, in the Incorporated Village of Lake Success, County of Nassau, State of New York, on this 9{th} day of November, 1999.

ACETO CORPORATION

By /s/Leonard S. Schwartz              /s/ Donald Horowitz
   Leonard S. Schwartz                 Donald Horowitz
   Chairman, President                 Secretary/Treasurer and
   and Chief Executive Officer         Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures                          Title                   Date


/s/ Leonard S. Schwartz    Chairman, President,       November 9, 1999
Leonard S. Schwartz        Chief Executive Officer,
                           and Director

/s/ Donald Horowitz        Secretary/Treasurer,       November 9, 1999
Donald Horowitz            Chief Financial Officer,
                           and Director

/s/ John Larocca           Vice President - Finance   November 9, 1999
John Larocca                  and Controller


/s/ Anthony Baldi          Director                   November 9, 1999
Anthony Baldi


/s/ Richard Amitrano       Director                   November 9, 1999
Richard Amitrano


/s/ Samuel I. Hendler      Director                   November 9, 1999
Samuel I. Hendler

The Plan.   Pursuant to the requirements of the Securities Act of 1933, the
Board of Directors of the registrant, which administers the Aceto Corporation 1998 Omnibus Equity Award Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Incorporated Village of Lake Success, County of Nassau, State of New York, on this 9{th} day of November, 1999.


By   /s/ Leonard S. Schwartz
         Leonard S. Schwartz
         Chairman of the Board of Directors

Exhibit 4.1

      ACETO CORPORATION
      1998 OMNIBUS EQUITY AWARD PLAN

SECTION 1.
Purpose.

The purposes of the ACETO CORPORATION 1998 Omnibus Equity Award Plan are to attract, retain and motivate Eligible Participants, as defined below, to compensate them for their contributions to the Company's growth and profit and to encourage them to own the Company's Common stock, thereby promoting the interests of the Company and its stockholders.

SECTION 2.
Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

"Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company (ii) a subsidiary of the Company and (iii) any entity in which the Company has a significant equity or business interest, in any case as determined by the Board.

"Award" shall mean any Option, Restricted Stock Award, or other stock-based
Award.

"Award Agreement" shall mean any written instrument or document evidencing any Award, which may, but need not be, executed by an Eligible Participant.

"Board" shall mean the Board of Directors of the Company.

"Change in Control" shall be deemed to have occurred if: (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company,) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 20% of the combined voting power of the Company's then outstanding securities shall not constitute a change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. If any of the events enumerated in clauses (i) through (iv) occur the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

"Committee" shall mean a committee of the Board designated by the Board to make recommendations to the Board with regard to Awards. Until otherwise determined by the Board, the Executive Committee of the Board (which serves as the Executive Compensation Committee) shall be the Committee under the Plan.

"Company" shall mean ACETO CORPORATION.

"Eligible Participant" shall mean an employee (including an officer, Executive Officer or director) of the Company or any Affiliate. Such term shall also mean any non-employee director, adviser, consultant or independent contractor to the Company or any Affiliate, and any reference to employment or termination of employment under the Plan shall be deemed to apply to such director, adviser, consultant or independent contractor, for the purpose of the Plan only, as if the services of such person constitute employment services.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Executive Officer" shall mean, at any time, an individual who is an executive officer of the Company within the meaning of Exchange Act Rule 3b-7 promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time, or who is an officer of the Company within the meaning of Exchange Act Rule 16a-1(f) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

"Fair Market Value" Shall mean with respect to any given day, the average of the mean between the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the preceding day that the Common Stock was traded on such exchange.

"Non-Qualified Stock Option" shall mean an Option which does not meet the requirements of Section 422 of the Code.

"Option" shall mean a Non-Qualified Stock Option.

"Participant" shall mean any Eligible Participant selected by the Board to receive an Award under the Plan.

"Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

"Plan" shall mean this ACETO CORPORATION 1998 OMNIBUS EQUITY AWARD PLAN.

"QDRO" shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

"Restricted Stock" Shall mean any Share granted under Section 7 of the Plan.

"SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

"Shares" shall mean shares of the common stock, $ .01 par value, of the Company.

SECTION 3.
Administration.

(a) Authority of Committee. The Committee shall, subject to the terms of the Plan and applicable law, make recommendations to the Board with regard to (i) designation of Participants; (ii) the type or types of Awards to be granted to an Eligible Participant; (iii) the number of Shares to be covered by Awards;
(iv) terms and conditions of Awards; and (v) unless otherwise expressly provided in the Plan, designations, determination, interpretations, and suggested decisions with respect to the Plan or any Award.

(b) Authority of Board. All Awards under the Plan shall be made by the Board, which shall have full authority to accept, reject or modify any recommendations of the Committee. All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

SECTION 4.
Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be five hundred thousand (500,000).

If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan are forfeited, or if such an Award terminates or is canceled without the delivery of shares, then the Shares covered by such Award, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

(b) Adjustments. In the event that any dividend (other than regular dividends) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then adjustment shall be made, in such manner as shall be equitable, of (i) the number of Shares with respect to which Awards may be granted, (ii) the number of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, provided, that with respect to any Award no such adjustment shall be made to the extent that such adjustment would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

(c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5.
Eligibility.

Any employee (including an officer, Executive Officer or director) of the Company or any Affiliate, including any non-employee director, advisor, consultant or independent contractor to the Company or any Affiliate, shall be an Eligible Participant. To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Board may, without amending this Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

SECTION 6.
Stock Options.  - Terms and Conditions.

All Options granted under the Plan shall be Non-qualified Stock Options and shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Plan and such other provisions as they may contain including:

(a) Price. The exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of Award.

(b) Period. The Board, upon recommendation of the Committee may establish the term of any Option award under the Plan, provided, however, that an Option shall expire no later than 10 years from the date of Award.

(c) Time of Exercise. The Board, upon recommendation of the Committee, may establish installment exercise terms in Awards to Participants based on the Company's publicly traded Share price, and may establish installment exercise terms based on the passage of time or otherwise, such that the Option becomes fully exercisable in a series of cumulating portions, and may also establish other conditions of exercise as it shall determine and may accelerate the exercisability of any Option granted to a Participant under the Plan.

(d)   Payment.    No Shares shall be delivered pursuant to any exercise of an
Option until payment in full of the option price in cash, or its equivalent, or by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

(e) Exercise. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company, and payment of the full price of the Shares being exercised. A Participant shall not have any of the rights or privileges of the holder of Common Stock until such time as Shares of Common Stock are issued or transferred to the Participant.

SECTION 7.
Restricted Stock

(a) Grant. Subject to the provisions of the Plan, the Board, upon recommendation of the Committee, shall have authority to determine the Participants to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, and the other terms and conditions of such Awards.

Restricted Stock may be awarded to an Eligible Participant in lieu of a portion, as determined by the Board, of any annual cash bonus earned by such Participant, which will vest ratably over a period of years determined by the Board on each anniversary of the date of Award. Such Restricted Stock so awarded, as set forth in the Award Agreement may have a premium in Shares greater than the portion of the bonus to be paid in Restricted Shares, which Premium shares shall be delivered to the Participant when the Award is fully vested, provided that the Participant is in the employ of the Company when vesting occurs.

(b) Transfer restrictions. Upon the lapse of the restrictions applicable to Shares of Restricted Stock, the Company shall deliver certificates for same to the Participant or the Participant's legal representative.

(c) Payment. Each share of Restricted Stock shall be paid in Shares, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(d) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock shall be paid to the Participant.

SECTION 8.
Termination of Employment.

The following provisions shall apply in the event of the Participant's termination of employment unless otherwise provided in the Award Agreement:

Non-Qualified Stock Options.

(i) Termination of Employment. If the Participant's employment with the Company or its Affiliates is terminated for any reason other than death, permanent and total disability, or retirement, the Participant's right to exercise any Non-Qualified Stock Option shall terminate, and such Option shall expire, on the earlier of (A) the first anniversary of such termination of employment or (B) the date of such Option would have expired had it not been for the termination of employment. The Participant shall have the right to exercise such option prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

(ii) Death, Disability or Retirement. If the Participant's employment with the Company or its Affiliates is terminated by death, permanent and total
disability, or retirement, the   Participant or his or her  estate
representative (if employment is terminated by death) shall have the right, within three (3) months from the date of determination of permanent and total disability, retirement, or the appointment of an estate representative, to exercise any Non-Qualified Stock Option to the extent it was
exercisable  at   the  date of   such   termination   of  employment   and
shall not have   been   exercised,   but  in no event shall such option be
exercisable later than the date the Option would have expired had it not been for the termination of such employment.

(b) Restricted Stock. In the event of a Participant's retirement, permanent and total disability, or death, or in cases of special circumstances, the Board may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part, any or all remaining restrictions with respect to such Participant's entitlement to shares of Restricted Stock.

SECTION 9.
Change in Control.

Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control all outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted as may apply to the type of Award.

SECTION 10.
Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension discontinuation or termination shall be made without stockholder approval to: increase the number of shares issuable; reduce the exercise price of Option or extend the termination period of the Plan. The Board, however, may not amend or terminate the Plan without a Participant's consent insofar as it would adversely affect a Participant's rights to previously granted Awards.

(b) Cancellation. Any Award granted hereunder may be canceled with the approval and agreement of the Participant in consideration of a cash payment or alternative Award make to the holder of such canceled Award equal in value to the Fair Market Value of Such canceled Award.

SECTION 11.
General Provisions

(a) Nontransferability. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution or pursuant to a QDRO.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(c) Share Certificates. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and a legend or legends may be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding. A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, or Shares), of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(g) Rights as Stockholder. No holder of an Award of stock options or beneficiary of any such Award shall have any rights as a stockholder with respect to such options until he or she has exercised such option and become the holder of Shares. In connection with each grant of Restricted Stock hereunder, the applicable Award shall be entitled to the rights of a stockholder in respect of such Restricted Stock, except for such transfer restrictions as may be applicable thereto.

(h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

(i) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(j) Other Laws. The Company may refuse to issue or transfer any Shares or other consideration under an Award if, it determines that the issuance or transfer of such shares might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless the Board has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws any other laws to which such offer, if made, would be subject.

(k) No Trust Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires rights pursuant to an Award, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

(l) No Obligation to Exercise Options. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

(m) Plan Expenses. Any expenses of administering this Plan shall be borne by the Company.

(n) No Warranty of Tax Effect. Except as may be contained in any Award Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect of foreign, federal, state, or local tax on any Awards.
SECTION 12.
Share Ownership Guidelines.

It is an objective of this Plan that designated Eligible Participants be owners of Shares.

(a) Applicability. Share ownership guidelines are applicable to the Chief Executive Officer ("CEO") and to managerial Participants designated by the Board ("Designated Participants").

(b) Basis. Share ownership guidelines are in terms of Fair Market Value of Shares to be owned relative to the positions held and base salaries of Designated Participants. Ownership levels and guidelines will be reviewed (and if advisable modified) by the Board (upon recommendation of the Committee) periodically, based on internal reports and overall operations of the Company.

(c) Targeted Guideline Levels. Designated Participants will either from inception of the Plan or commencement of employment have five (5) years to reach the targeted guideline levels of Share ownership (except, that if a Designated Participant's Base Salary is increased from under $100,000.00 to 100,000.00 or more, such Participant will have three (3) years from the date of the increase in Base Salary to reach the targeted guideline level of share ownership), which levels can be changed, modified, or suspended due to individual or group circumstances. Restricted Stock awarded to a Participant shall be included in calculating Shares owned.

(d)   Guidelines.

Position/Base Salary                Guidelines, as a Multiple ("X") of Salary
CEO                                                 2X
Base Salary of $100,000.00 or more                  1X
Base Salary of under $100,000.00                     1/2 X

SECTION  13.
Stockholder Approval and Effective Dates.

This Plan shall become operative and in effect on such date as it shall be approved by the stockholders of the Company. No option or Award shall be granted hereunder after the expiration of ten years after the date that it shall have become operative and in effect.

Exhibits 5 and 24(b)

SAMUEL I. HENDLER
LAW OFFICES

1983 MARCUS AVENUE
SUITE 121
LAKE SUCCESS, NEW YORK 11042
TELEPHONE  (516) 616-1850
FACSIMILE (516) 616-1852
October 14, 1999

Aceto Corporation
One Hollow Lane
Lake Success, NY 11042-1215

            Re: Registration Statement on Form S-8
                Aceto Corporation 1998 Omnibus Equity Award Plan

Gentlemen:

I refer to the above referenced Registration Statement on Form S-8 to be filed by Aceto Corporation (the "Company") with the Securities and Exchange Commission.

I have examined the Company's corporate records, including its Restated Certificate of Incorporation and Certificates of Amendment thereof, its By-Laws, and the minutes of its directors' meetings and stockholders' meetings. I have examined the foregoing and such other documents and proceedings of the Company as I deemed appropriate, and am of the opinion that:

The Company was duly incorporated and now validly exist as a corporation under the laws of the State of New York.

(2) The Aceto Corporation 1998 Omnibus Equity Award Plan has been duly authorized by the Board of Directors of the Company and has been duly approved by the stockholders of the Company.

The shares of the Company's Common Stock to be issued to optionees upon the exercise of stock options pursuant to said plan have been duly and validly authorized and when issued will be fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the referenced Registration Statement.

Very truly yours,



/s/ Samuel I. Hendler
Samuel I. Hendler

Exhibit 24(a)


                         Independent Auditor's Consent



The Board of Directors
Aceto Corporation:


We consent to the use of our report dated August 18, 1999, with respect to the consolidated financial statements of Aceto Corporation and subsidiaries as of and for the three-year period ended June 30, 1999, and of our report dated August 14, 1998, with respect to the consolidated financial statements of Aceto Corporation and subsidiaries as of and for the three-year period ended June 30, 1998, incorporated herein by reference.





                                                KPMG LLP



Melville, New York
November 10, 1999